Exhibit 10.0

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) made this 31st day of August, 2007 by, between and among DONALD J. TRUMP (“DJT”), an individual having an office at 725 Fifth Avenue, New York, New York 10022, TRUMP WORLD PUBLICATIONS LLC (“TWP”), a New York limited liability company, with an office c/o The Trump Organization LLC, 725 Fifth Avenue, New York, New York 10022 and SOBE LIFE, LLC (“SOBE”), an Illinois limited liability company with an office c/o Premiere Publishing Group, 386 Park Avenue South,16th floor, New York, NY 10016. DJT, TWP and SOBE are sometimes referred to individually as a “Party” and collectively as “Parties”.

WHEREAS, DJT and SOBE are parties to a certain License Agreement dated as of May 28, 2004 (the “License Agreement”) pursuant to which DJT licensed to SOBE the right to use the words “Trump” and “Trump World” (collectively, the “Trump Brand”) in connection with the identification and publication by SOBE of Trump World Magazine (the “Magazine”); and

WHEREAS, TWP and SOBE are parties to a certain Publishing Agreement, as amended by First Amendment of Publishing Agreement, each dated as of May 28, 2004, and a Second Amendment to Publishing Agreement dated as of July 28, 2005 (collectively, the “Publishing Agreement”) pursuant to which TWP granted SOBE the right to publish the Magazine pursuant to the terms of the Publishing Agreement; and

WHEREAS, DJT and SOBE desire to terminate the License Agreement as of August 31, 2007 (the “Termination Date”) and TWP and SOBE desire to terminate the Publishing Agreement as of the Termination Date, on the terms and provisions herein provided.

NOW THEREFORE, in consideration of the mutual terms, covenants and provisions herein contained and other good and valuable consideration the receipt and sufficiency of which is herein acknowledged, the Parties agree as follows:

  DJT and SOBE agree that effective on the Termination Date the License Agreement shall be deemed terminated and of no further force and effect, except as otherwise provided herein.
  TWP and SOBE agree that effective on the Termination Date the Publishing Agreement shall be deemed terminated and of no further force and effect, except as otherwise provided herein.
  On the Termination Date:

  (a) SOBE shall cease all activities directly or indirectly related to the publication of the Magazine;
  (b) all rights granted to SOBE under the License Agreement shall revert to DJT, and SOBE shall not use or refer to, the Trump Brand or any element thereof in connection with the publication, sale or distribution of the Magazine or any other publication, product or service whatsoever; and

(c) within five (5) business days following the Termination Date, SOBE will turn over to TWP all remaining copies of the Magazine, or give TWP evidence satisfactory to it of their destruction.

  SOBE’s failure to cease the publication, distribution, sale or advertisement for sale of the Magazine or any other activities incidental to the publication of the Magazine on and following the Termination Date will result in immediate and irreparable damage to TWP and DJT. SOBE acknowledges that no adequate remedy at law may exist for such failure and SOBE agrees that TWP shall be entitled to an injunction or other equitable relief to prevent a breach of this Agreement by SOBE.
  Notwithstanding anything to the contrary contained herein SOBE shall not be released or relieved of any liability to DJT arising under the License Agreement and SOBE shall not be released or relieved of any liability to TWP arising under the Publishing Agreement, which liability has accrued to the Termination Date, and such liability shall survive the Termination Date.
  SOBE, and by his signature hereto, Michael Jacobson, a principal of SOBE, hereby covenant and agree that it, he and they will not directly or indirectly disseminate or publish, or cause to be disseminated or published any “Confidential Information” (as herein defined) in any form, including but not limited to any diary, memoir, book, letter, story, speech, photography, interview, article, essay, account, description or depiction of any kind whatsoever, whether fictionalized or not, and will not assist others in obtaining, disseminating or publishing Confidential Information for any purpose whatsoever. As used in this Agreement “Confidential Information” shall mean and include:

  (a) the existence and the terms and conditions of, the License Agreement, the Publishing Agreement and this Agreement; and
  (b) the personal life and/or business affairs of Donald J. Trump or any entity in which he has an interest; and the personal lives and/or business affairs of members of Donald J. Trump’s family.

  The provisions of this Paragraph 6 shall survive the Termination Date.

[Signatures follow on the next page.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

TRUMP WORLD PUBLICATIONS LLC

By:  /s/ DONALD J. TRUMP
Donald J. Trump, President

/s/ DONALD J. TRUMP
Donald J. Trump, Individually

SOBE LIFE, LLC

By:   /s/ MICHAEL JACOBSON
Michael Jacobson, Managing Member

As to Paragraph 6 hereof,

/s/ MICHAEL JACOBSON
Michael Jacobson, an individual